Exhibit 1

                           STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (the "Agreement") is entered into as of January 14, 1999 by and among Telescan, Inc., a Delaware corporation (the "Company"), and GE Capital Equity Investments, Inc. (the "Purchaser").

      WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, an aggregate of 1,220,237 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the representations and warranties contained herein, the parties hereto agree as follows:

      1. AGREEMENT TO PURCHASE. The Purchaser hereby purchases the Shares from the Company, and the Company hereby issues and sells the Shares to the Purchaser, for an aggregate purchase price of $9,395,824.90 ($7.70 per Share).

      2. CLOSING. Upon payment of the purchase price for the Shares, by wire transfer of immediately available funds to an account specified by the Company, the Company will deliver to the Purchaser a certificate or certificates representing such Shares, registered in the name of the Purchaser.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as of the date hereof as follows:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder, and issue the Shares in accordance with the terms hereof.

            (b) The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Shares, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company. When issued to and paid for by the Purchaser in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and the issuance of the shares will not be subject to any preemptive or similar rights that have not been waived.

            (c) As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 10,000,000 authorized shares of preferred stock (the "Preferred Stock"), of which 120,000 shares of 5% convertible preferred stock are outstanding, and

(ii) a total of 15,000,000 authorized shares of Common Stock, of which 11,105,388 shares are issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable, and none of such outstanding shares was issued in violation of any preemptive rights. In addition to the foregoing, as of January 14, 1999, warrants and options to purchase a total of 1,037,972 shares of Common Stock are outstanding, and the Company is authorized to grant additional options to purchase up to 522,498 additional shares of Common Stock pursuant to its existing stock option plans. Otherwise, there are not outstanding any options, warrants or similar agreements for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Neither the execution and delivery by the Company of this Agreement, the sale of the Shares hereunder, nor the performance of the Company's other obligations under this Agreement will require (i) the issuance of any additional shares of Common Stock of the Company or other securities convertible into shares of equity securities of the Company or (ii) the adjustment in any exercise, conversion or liquidation price of any outstanding option, warrant or convertible security.

      (d) Neither the execution and delivery by the Company of this Agreement, the sale of the Shares hereunder nor the performance of the Company's other obligations under this Agreement: (A) will violate, conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company's assets, (iii) any law, rule or regulation applicable to the Company, or (iv) the terms of any material agreement by which the Company is bound or to which any property of the Company is subject; and (B) requires the consent or approval of, or any filing with any court, governmental agency or body or any other person (except to the extent previously obtained or made).

      (e) Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser. The sale of the Shares by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933, as amended (the "Act").

      (f) The Company has filed on a timely basis all reports, schedules and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1997 (collectively, the "Disclosure Documents"), and such Disclosure Documents, as of their respective dates, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (g) The financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (as applicable), fairly present the financial condition and results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout such periods.

      (h) As of the date hereof, since September 30, 1998, there has been no material adverse change in the properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as of the date hereof as follows:

            (a) The Purchaser is acquiring the Shares for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Act.

             (b) The Purchaser understands that the Shares constitute "restricted securities" within the meaning of Rule 144 under the Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or unless an exemption from registration is available.

            (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Act.

            (d) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or of the Purchaser's affiliates is required for the execution of this Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Shares from the Company.

            (e) The Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.

      5.    COVENANT TO REGISTER.

            (a) For purposes of this Section, the following definitions shall apply:

                  (i) The terms "register," "registered," and "registration" refer to a registration under the Act, effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means up to 50% of the Shares issued pursuant to this Agreement, and any securities of the Company or securities of any successor corporation issued in exchange for, or in replacement of, the Registrable Securities (including any securities issued by way of a stock dividend or stock split).

            (b) (i) At any time on or after October 15, 1999, the Purchaser and its permitted assigns shall have the right to require by notice in writing that the Company use its best efforts to register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon, as expeditiously as possible, use its best efforts to effect such registration in accordance herewith. If the Purchaser provides such written notice on October 15, 1999, the Company will use its best efforts to effect such registration by December 15, 1999. If the Purchaser demands registration of less than all of the Registrable Securities covered thereby, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsections (c)(i) through (v) of this Section 5, the demand registration rights granted pursuant to this Subsection (b) (i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities covered thereby, or if the Company is not in compliance with its obligations, the demand registration right described herein shall remain in effect. The Company shall provide holders of Registrable Securities reasonable opportunity (at least 7 business days) to review any such registration statement or amendment or supplement thereto prior to the filing thereof.

                  (ii) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above (A) if all of the Registrable Securities held by the Purchaser which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (c) of this Section 5 or (B) if all of the Registrable Securities may be sold under Rule 144(k) of the Act and the Company's transfer agent has accepted an instruction from the Company to such effect and issued one or more certificates representing the Registrable Securities.

                  (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the SEC. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (iv) The Company shall have the right, by written notice to the Purchaser, to request that the Purchaser discontinue dispositions of Registrable Securities pursuant to the registration statement covering such Registrable Securities during one or more periods aggregating not more than 60 days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company. Notwithstanding the foregoing, such right of the Company shall not be applicable during the two week period following the public release by the Company of an earnings statement.

            (c) Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 5(b), and keep such registration statement effective for so long as the Purchaser desires to dispose of the securities covered by such registration statement; provided, however, that in no event shall the Company be required to keep the registration statement effective for a period greater than three years from the date of effectiveness of such registration statement.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the Purchaser of the filing and effectiveness of such registration statement and any amendments or supplements.

                  (iii) Furnish to the Purchaser such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents as the Purchaser may reasonably require in order to facilitate the disposition of Registrable Securities owned by the Purchaser.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Purchaser (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions), and do such other reasonable acts and things as may be required of it to enable the Purchaser to consummate the disposition in such jurisdiction of the securities covered by such registration statement.

                  (v) Notify the Purchaser immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                  (vi) Furnish to the Purchaser prompt notice of the commencement of any stop-order proceedings under the Act, together with copies of all relevant documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

                  (vii) Enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (viii)Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

            (d) Upon request of the Company, the Purchaser will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by the Purchaser.

            (e) (i) In the event of any registration under the Act of Registrable Securities pursuant to Subsection (b), the Company shall indemnify, defend and hold harmless the Purchaser and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser or such officer, director, employee, agent, partner or controlling person, and shall survive the transfer of such securities by the Purchaser.

                  (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsection (b), the Purchaser agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Purchaser will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Purchaser specifically for use in the preparation thereof. Notwithstanding the provisions of this Subsection (e)(ii) or Subsection (e)(iv) below, the Purchaser shall not be required to indemnify any person pursuant to this Subsection (e) or to contribute pursuant to Subsection (e)(iv) below in an amount in excess of the amount of the aggregate net proceeds received by such Purchaser in connection with any such registration under the Securities Act.

                  (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (in addition to any local counsel) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (iv) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (A) any indemnified party specified in paragraph (i) or (ii) above makes a claim for indemnification pursuant to this Section 5(e), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be fully enforced in such case notwithstanding the fact that this Section 5(e) provides for indemnification in such case, or (B) contribution under the Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 5(e); then, in each such case, each indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which such indemnified parties may be subject as is appropriate to reflect the relative fault of such indemnified parties on the one hand and such indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations.

            (f) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsection (b), all fees, costs and expenses of and incidental to such registration (including any amendments or supplements to the registration statement), inclusion and public offering shall be borne by the Company; provided, however, that any security holders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

                  (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (f) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes.

            (g) The Purchaser may assign any or all of its rights and obligations under this Section 5 to any other person without the prior written consent of the Company and such permitted assignee shall be considered a "Purchaser" hereunder for all purposes.

            (h) The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. The Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person, other than registration rights granted to, and already exercised by, the holders of the Company's 5% convertible preferred stock.

            (i) Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (j) The Company covenants that, if it is not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will (a) upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act, and
(b) upon the request of any holder of Registrable Securities, make available such information as may be required by Rule 144A(d)(4) in order to permit sales pursuant to Rule 144A under the Securities Act. In addition, the Company will take such further action as any holder of Registrable Securities may reasonably request, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such informational and other requirements.

      6.    MISCELLANEOUS.

            (a) The terms and conditions of this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter. This Agreement may be modified only in a writing signed by the party against whom such modification is to be enforced.

            (b) Except as otherwise provided in this Agreement, neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

            (c) This Agreement shall be construed and enforced in accordance with the laws of the state of New York applicable to agreements between residents of New York wholly executed and wholly performed therein.

            (d) This Agreement may be executed in one or more counterparts, and such counterparts shall together constitute one and the same agreement.

      IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                                    TELESCAN, INC.

                                    By: /s/ Roger C. Wadsworth
                                        ------------------------------------
                                        Name: Roger C. Wadsworth
                                        Title: Senior Vice President




                                    GE CAPITAL EQUITY INVESTMENTS, INC.

                                    By: /s/ Tony Pantuso
                                        ------------------------------------
                                        Name: Tony Pantuso
                                        Title: Senior Vice President